UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): October 22, 2004

                                Ramp Corporation
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                    0-24768                                 84-1123311
         (Commission File Number)                        (I.R.S. Employer
                                                      Identification Number)


                                 (212) 440-1500
              (Registrant's Telephone Number, Including Area Code)

            33 Maiden Lane, New York, NY                        10038
      (Address of Principal Executive Offices)                (Zip Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

      On October 22, 2004, Ramp Corporation (the "Company") entered into an asset purchase agreement with Berdy Medical Systems, Inc. ("Berdy") for the purchase of tangible and intangible assets of Berdy. The purchase price consisted of an aggregate amount of $400,000 payable through the issuance of restricted shares of the Company's common stock, par value $.001. In addition, Berdy shall receive five (5%) percent of maintenance fees collected in connection with the SmartClinic electronic medical records system business purchased by the Company over a two-year period pursuant to the terms and conditions of an escrow agreement. In connection with the closing, each of Berdy's principal executive officers, Jack Berdy, MD and Mr. Rick Holtmeier have entered into employment agreement with Ramp's wholly-owned subsidiary Healthramp, Inc., on terms and conditions agreed upon by both parties.

      A copy of the Company's press release issued to announce the entering into the aforementioned agreement is filed as Exhibit 99.1 hereto.

 Item 9.01      Financial Statements and Exhibits

(c)   Exhibits

      99.1  Press Release of the Company, dated October 28, 2004.

                                   SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on October 28, 2004.

                                                    RAMP CORPORATION


                                                    /s/ Andrew Brown
                                                    ----------------------------
                                                    By:  Andrew Brown
                                                    Its: Chief Executive Officer
Dated: October 28, 2004